Calculation of Filing Fee Tables
F-4
AEGON LTD.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, par value $0.14 per share	Other	469,729,018	$ 9.02	$ 4,236,955,742.36	0.0001381	$ 585,123.59
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,236,955,742.36		$ 585,123.59
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 585,123.59
Offering Note
[1]	Based on an estimate of the common shares, par value EUR 0.12 per share, of Aegon Ltd. held by persons in the United States that are expected to be outstanding as of the completion of the redomiciliation transactions described in the Registrant's registration statement on Form F-4, plus an additional amount of common shares to cover any flowback into the United States, which represents the common stock of Transamerica Inc. into which such outstanding common shares of Aegon Ltd. are expected to convert, on a one-for-one basis, in connection with the redomiciliation transactions described in the Registrant's registration statement on Form F-4. The Registrant intends to effect a redomiciliation under Section 388 of the General Corporation Law of the State of Delaware and a discontinuance under the Companies Act 1981 of Bermuda, pursuant to which the Registrant's jurisdiction of incorporation will be changed from Bermuda to the State of Delaware. All securities being registered will be issued by the continuing entity following the redomiciliation, which will be named "Transamerica Inc." Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions. The Proposed Maximum Offering Price Per Unit is estimated in accordance with Rule 457(f)(1) and Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the common shares of Aegon Ltd. on the New York Stock Exchange on August 21, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date